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                                                                    EXHIBIT 99.1


                            SIMMONS COMPANY ANNOUNCES
                          INITIAL PUBLIC OFFERING PLANS

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ATLANTA, May 14, 2004 - Simmons Company, a manufacturer of premium branded bedding products, today announced that its indirect parent company, THL Bedding Holding Company, intends to pursue an initial public offering of its common stock. THL Bedding Holding Company expects to file a registration statement with the U.S. Securities and Exchange Commission in June 2004 and complete the IPO in the next several months, subject to market conditions and the receipt of various regulatory approvals. In connection with the IPO, THL Bedding Holding Company plans to change its name to Simmons Company.

THL Bedding Holding Company intends to use the net proceeds from the offering to repay indebtedness and to fund working capital. A portion of the shares may be sold by stockholders. THL Bedding Holding Company will not receive any proceeds from sales by the selling stockholders.

This press release is not an offer to sell, or a solicitation of offers to buy, any securities.


This press release includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995. These statements include but are not limited to our plans, objectives, expectations and intentions and other statements that contain words such as "expects," "anticipates," "plans," "intends," "believes" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters. These statements are based on our current beliefs or expectations and are inherently subject to significant uncertainties and changes in circumstances, many of which are beyond our control. There can be no assurance that our beliefs or expectations will be achieved. Actual results may differ materially from our beliefs or expectations due to economic, business, competitive, market and regulatory factors.